UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2007 (November 16, 2007)

IMPLANT SCIENCES CORPORATION
(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

107 Audubon Road, #5
Wakefield, Massachusetts 01880
(Address of Principal Executive Offices, including Zip Code)

(781) 246-0700
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 23, 2007, Implant Sciences Corporation (the "Company") announced that it received a warning letter pursuant to Section 1009(a)(i) of the Company Guide from the American Stock Exchange ("AMEX") dated November 16, 2007 that the Company was not currently in compliance with the AMEX continued listing requirements since the Company has issued shares of common stock from the 2000 Incentive and Non Qualified Stock Option Plan, the 2004 Stock Option Plan and the 2006 Employee Stock Purchase Plan (the “Plans”) without first obtaining AMEX’s approval for such issuances.

On November 19, 2007, the Company applied for AMEX approval with respect to the shares reserved under the Plans to correct the Company’s non-compliance with Section 301 of the AMEX Company Guide.

On December 21, 2007, the Company was notified by the AMEX of the approval with respect to the shares reserved under the Plans. The Company is now in compliance with Section 301 of the AMEX Company Guide and its common stock continues to list on the AMEX.

The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 EXHIBITS

Exhibits

99.1	Press release dated December 21, 2007 announcing notification by AMEX on approval of application for listing of additional shares.